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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 4, 2002



                           OPTA FOOD INGREDIENTS, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                     0-19811                     04-3117634
------------------             ---------------           ----------------------
(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)              Identification No.)
incorporation)



                                25 Wiggins Avenue
                          Bedford, Massachusetts 01730
              -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (781) 276-5100





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Item 1.   Changes in Control of Registrant.

Names of Persons Who Acquired Control

         On December 4, 2002, Stake Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Stake Technology Ltd., a Canada corporation ("Stake Technology"), and Stake Technology announced that the Purchaser had accepted for payment, at a price of $2.50 per share, approximately 10,080,764 shares of the Registrant's common stock, $.01 par value per share (the "Common Stock"), which were validly tendered and not properly withdrawn in the initial offering period (the "Initial Offering Period") of the tender offer commenced by the Purchaser on November 4, 2002 (the "Tender Offer"). The Initial Offering Period expired at 12:00 midnight, New York City time, on Tuesday, December 3, 2002. Accordingly, Stake Technology and the Purchaser now own approximately 92.4342% of the Registrant's issued and outstanding shares of Common Stock. The Tender Offer was made pursuant to an Agreement and Plan of Merger, dated as of October 25, 2002 (the "Merger Agreement"), among Stake Technology, the Purchaser and the Registrant.

Source of Funds

         The Purchaser has advised the Registrant that the total amount of funds required by the Purchaser to purchase all shares of Common Stock tendered pursuant to, and to pay all related fees and expenses in connection with, the Tender Offer, and to consummate and to pay all related fees and expenses in connection with the Merger (as defined in "Description of Transaction," below), is approximately $29 million. Stake Technology and/or its wholly-owned subsidiary SunRich Food Groups, Inc. intends to obtain these funds from (i) a $17 million tender facility (the "Tender Facility") provided by the Bank of Montreal and Harris Trust and Savings Bank, who will underwrite the full amount of the Tender Facility; (ii) the sale of a $5,000,000 convertible debenture to an affiliate of its largest shareholder, Claridge Israel LLC; and (iii) funds provided from the cash resources of Stake Technology and its subsidiaries.

         Further information with respect to the terms of the Tender Facility is incorporated herein by reference from Section 10 of Stake Technology's and the Purchaser's Offer to Purchase dated November 4, 2002, which is filed as Exhibit
(a)(1) to Stake Technology's and the Purchaser's Schedule TO filed on November 4, 2002.

Basis of Control

         Following consummation of the Tender Offer, Stake Technology exercised its right under the Merger Agreement to designate at least that number of directors (rounded down to the nearest whole number) of the Registrant's Board of Directors that would cause the percentage of the Registrant's directors designated by Stake Technology to equal the percentage of outstanding shares of Common Stock beneficially owned by Stake Technology. Accordingly, effective December 5, 2002, the following individuals resigned from the Registrant's Board of Directors: A.S. Clausi, Harry Fields, Arthur J. McEvily and Olivier Suquet; and the number of Directors sitting on the Board was set at five. Effective December 5, 2002, three designees of Stake Technology, Steven R. Bromley, Cyril Ing and Jeremy N. Kendall (the "Stake Designees"), were



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appointed to fill the vacancies on the Board. Until the consummation of the
Merger, the Registrant will have two directors, William P. Carmichael and Glynn
C. Morris, who were directors of the Registrant as of the date of the Merger Agreement. As a result, the aforementioned Stake Designees form a majority of the Board. Stake Technology also controls the Registrant as a result of its beneficial ownership of the Common Stock.

Description of Transaction

         The Tender Offer was made pursuant to the Merger Agreement. The Merger Agreement provides that, following the consummation of the Tender Offer and satisfaction of other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of Delaware law, the Purchaser will be merged with and into the Registrant (the "Merger"), the Registrant will be the surviving corporation (the "Surviving Corporation") in the Merger, and the Surviving Corporation will become a wholly-owned subsidiary of Stake Technology. Stake Technology has indicated its intent to acquire all remaining untendered shares of Common Stock in the Merger at $2.50 per share in cash. The Board of Directors has previously approved the Merger and the Merger Agreement.

         Under the Merger Agreement, at the effective time of the Merger, each stock option issued under the Registrant's stock option plans outstanding immediately prior to the effective time will be converted into the right to receive in cash an amount equal to the "net gain" attributable to the option. The "net gain" with respect to an option means the product of (x) the excess of the highest price per share paid in the Tender Offer ($2.50) over the exercise price per share of the option, and (y) the number of shares of Common Stock subject to the option. Immediately prior to the effective time, Stake Technology will provide or cause to be provided to the Registrant the funds necessary to pay the aggregate amount of net gain attributable to all options that the Registrant becomes obligated to pay pursuant to the provisions of the Merger Agreement.

         Pursuant to the Merger Agreement, at the effective time of the Merger each outstanding share (other than shares held by the Registrant, Stake Technology or the Purchaser or by any direct or indirect wholly-owned subsidiary of the Registrant, Stake Technology or the Purchaser and shares held by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Section 262 of the Delaware General Corporation Law) will be canceled and converted into the right to receive $2.50 per share in cash, without interest. After the effective time of the Merger, a letter of transmittal to be used for surrendering certificates in exchange for the cash payment will be sent to holders of record who did not tender their shares in the Tender Offer.

Percentage of Voting Securities Beneficially Owned by Stake Technology

         As a result of the Tender Offer, Stake Technology now beneficially owns approximately 92.4342% of the Registrant's issued and outstanding Common Stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits




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(C)      Exhibits:

         1. Agreement and Plan of Merger, dated as of October 25, 2002, among Stake Technology, the Purchaser and the Registrant (incorporated herein by reference to Exhibit (d)(1) to Stake Technology's and the Purchaser's Schedule TO filed on November 4, 2002).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OPTA FOOD INGREDIENTS, INC.
                                   ---------------------------------------------
                                   (Registrant)

Date: December 9, 2002       By:   /s/  Arthur J. McEvily, Ph.D.
                                   ---------------------------------------------
                                   Name:  Arthur J. McEvily, Ph.D.
                                   Title:  President and Chief Executive Officer




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